SECONDARY SUBORDINATION AGREEMENT

SECONDARY SUBORDINATION AGREEMENT (this “Agreement”) dated as of October 31, 2007 among (a) YA Global Investments, L.P., a Cayman Islands exempt limited partnership, (“YA Global”), (b) eBaum’s World, Inc., a New York corporation (“EBW” and, together with YA Global, the “Senior Creditors”), (c) the holders of Junior Debentures (as defined below) named on Schedule I hereto (collectively, the “Junior Creditors”), and (d) Handheld Entertainment, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of August 2, 2007, YA Global has agreed, upon the terms and subject to the conditions contained therein, to purchase (among other things) the YA Convertible Debentures, which shall be convertible into the Company’s Common Stock; and

 WHEREAS, certain obligations of the Company to YA Global are secured by security interests in all of the assets of the Company and of each of the Company's subsidiaries as evidenced by the Security Agreements, including a pledge of all of the issued and outstanding capital stock of EBW Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“EBW Acquisition”); and

WHEREAS, EBW, the Company, and EBW Acquisition have entered into that certain Asset Purchase Agreement, dated as of August 1, 2007, pursuant to which, among other things, EBW sold to EBW Acquisition substantially all of the assets of EBW relating to the operation of eBaumsworld.com; and

WHEREAS, pursuant to the Asset Purchase Agreement the Company is, or may be, obligated to make certain payments to EBW, either in cash or in Common Stock, or a combination of each, including without limitation payments of Par B Shares, Par C Shares, Performance Earn Out Cash Payments, and Earn Out Payments (as each of these terms are defined in the Asset Purchase Agreement), which may be or become due to EBW (the “EBW Payments”); and

WHEREAS, in order to secure to EBW the payment of the EBW Payments, which may be or become due to EBW, including all sums reasonably expended by EBW for protection of its interests, such as expenses of collection after the occurrence of an Event of Default as defined in the Pledge Agreement, the Company has granted to EBW a pledge of all of the issued and outstanding capital stock of EBW Acquisition as specified in the Pledge Agreement; and

WHEREAS, each of the Junior Creditors is purchasing Junior Debentures pursuant to an Additional Securities Purchase Agreement among the Company and the Junior Creditors; and

WHEREAS, it is a condition precedent to YA Global’s purchase of Convertible Debentures, and a condition precedent to EBW’s obligation to consummate the transactions contemplated by the Asset Purchase Agreement, that the Company, the Junior Creditors, YA Global and EBW enter into this Agreement, providing, among other things, that the security interests granted to the Senior Creditors shall be senior to any security interests granted to the Junior Creditors, irrespective of the time or order of attachment or perfection, subject to certain limitations and certain rights of the Junior Creditors as set forth herein;

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Definitions. Terms not otherwise defined herein have the same respective meanings given to them in the Securities Purchase Agreement. In addition, the following terms shall have the following meanings:

Additional Securities Purchase Agreement. The additional securities purchase agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, including any replacement agreement therefor) among the Company and each Junior Creditor.

Asset Purchase Agreement. Means the Asset Purchase Agreement made and entered into as of August 1, 2007, by and among the Company, EBW Acquisition and EBW (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, including any replacement agreement therefor, in each case, pursuant to the terms hereof).

Bankruptcy Code. The provisions of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder or any state insolvency, debtor relief or assignment for the benefit of creditor law.

Common Stock. Shall mean the common stock, par value $0.0001, of the Company and the stock of any other class into which such shares may hereafter be changed or reclassified.

Credit Party or Credit Parties. Collectively, the Company and its subsidiaries, any other guarantor of all or any portion of the Senior Debt or the Subordinated Debt and any other Person granting a security interest in and Lien on such Person’s assets to secure the obligations arising under the Senior Debt or the Subordinated Debt.

Discharge of all Senior Debt. Shall mean the payment in full of all Senior Debt.

EBW Senior Debt. All obligations created or evidenced by the Asset Purchase Agreement, any of the other EBW Senior Debt Documents or any related documents, solely to the extent related to the EBW Payments, or any subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of EBW.

EBW Senior Debt Documents. Collectively, (i) the Asset Purchase Agreement, (ii) the Pledge Agreement, (iii) any protected payments escrow agreement executed and delivered in connection with the Asset Purchase Agreement, by and among EBW, EBW Acquisition and LaSalle Bank National Association, as escrow agent, and (iii) any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the EBW Senior Debt, whether now existing or hereafter created, as each such agreement, document or instrument may be amended, restated or otherwise modified and in effect from time to time.

Junior Debentures. Shall mean all such “Junior Secured Convertible Debentures” purchased under the Additional Securities Purchase Agreement (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, including any replacement agreement therefor).

Lien. With respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

Person. Any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

Pledge Agreement. The pledge agreement made on or about the date hereof by the Company in favor of the Senior Creditors and the collateral agent identified therein.

Proceeding. Any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

Permitted Junior Payments. Means any scheduled payments of principal, interest or premium on the Junior Convertible Debentures; provided that (i) such payments are made strictly in accordance with the terms of the Additional Securities Purchase Agreement and the Junior Convertible Debentures and (ii) no conditions to such payments were modified, amended, or waived by any party in any manner adverse to the rights of any holder of the Senior Debt.

Securities Purchase Agreement. The securities purchase agreement dated as of August 2, 2007 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, including any replacement agreement therefor) between the Company and YA Global.

Security Agreements. The security agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, including any replacement agreement therefor) between the Company, each subsidiary of the Company, and YA Global, and the patent security agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, including any replacement agreement therefor) between the Company, each subsidiary of the Company, and YA Global.

Senior Debt. All YA Senior Debt and all EBW Senior Debt.

Senior Debt Documents. All YA Senior Debt Documents and all EBW Senior Debt Documents.

Subordinated Debt. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Additional Securities Purchase Agreement or the Junior Convertible Debentures issued thereunder, or any of the other Subordinated Debt Documents. Without limiting the foregoing, Subordinated Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against the Company or any other Credit Party of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act regardless of whether any Junior Creditor’s claim therefor is allowed or allowable in the case or proceeding relating thereto.

Subordinated Debt Documents. Collectively, (i) the Additional Securities Purchase Agreement, (ii) all Junior Convertible Debentures issued pursuant to the Additional Securities Purchase Agreement, (iii) any and all other documents and instruments evidencing or creating the Subordinated Debt and (iv) all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing directly or indirectly any Subordinated Debt, whether now existing or hereafter created, as each such agreement, document or instrument may be amended, restated or otherwise modified and in effect from time to time.

YA Convertible Debentures. Shall mean all such “Convertible Debentures” purchased under the Securities Purchase Agreement (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, including any replacement agreement therefor).

YA Senior Debt. All principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Securities Purchase Agreement or the YA Convertible Debentures issued thereunder, or any of the other YA Senior Debt Documents, or any other indebtedness owed by the Company to YA Global. Subject to the foregoing, YA Senior Debt shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against the Company or any other Credit Party of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act regardless of whether YA Global’s claim therefor is allowed or allowable in the case or proceeding relating thereto. For the avoidance of doubt, nothing contained in this definition shall limit YA Global’s rights under Section 8 hereof.

YA Senior Debt Documents. Collectively, (i) the Securities Purchase Agreement, (ii) all YA Convertible Debentures issued pursuant to the Securities Purchase Agreement, (iii) the Security Agreements, (iv) the Pledge Agreement, (v) any and all other documents and instruments evidencing or creating the YA Senior Debt and (vi) all guaranties, mortgages, security agreements, pledges and other collateral guarantying or securing directly or indirectly any YA Senior Debt, whether now existing or hereafter created, as each such agreement, document or instrument may be amended, restated or otherwise modified and in effect from time to time.

2.  General.

(a)  Subordination. The Subordinated Debt shall be and hereby is subordinated and the payment thereof is deferred until the Discharge of all Senior Debt, whether now or hereafter incurred or owed by the Company or any other Credit Parties.

(b)  Permitted Payments. Notwithstanding the terms of Section 2(a) above, the Company shall be permitted to pay, and the Junior Creditors shall be permitted to accept, (i) any and all non-cash Permitted Junior Payments, and (ii) any Permitted Junior Payments consisting of cash provided that (x) at the time of such payment no “Payment Blockage Period,” as defined in subsection (c) below, is in effect and (y) the making of such payment shall not cause a Payment Blockage Period to be in effect.

(c)  Payment Blockages. For purposes of this Agreement, a “Payment Blockage Period” shall mean:

(i)  in the case of any Event of Default (as defined in the YA Convertible Debentures or in the Pledge Agreement), or any event that with the passage of time or giving notice would constitute an Event of Default in the payment of principal or interest (whether in cash or in Common Stock or through conversion or redemption) with respect to any Senior Debt, whether at maturity, at scheduled times for payment or otherwise, that occurs and is continuing (a “Payment Default”), the time period from the date that any Senior Creditor provides written notice of the Payment Default to the Company (in which case, the Company shall promptly forward such notice to each Junior Creditor) until the earliest of (i) two hundred seventy (270) days after the date of the Company’s receipt of such Payment Default notice, (ii) thirty (30) days after the acceleration of the maturity of any Senior Debt, (iii) the date upon which all Senior Debt shall be paid in full or (iv) the date, if any, on which such Payment Default is cured or waived in writing pursuant to the Senior Debt Documents; or

(ii)  in the case of any Event of Default, or any event that with the passage of time or giving notice would constitute an Event of Default, with respect to the Senior Debt other than a Payment Default, that occurs and is continuing, and that permits any Senior Creditor to accelerate the maturity of the Senior Debt (a “Non-Payment Default”), the time period from the date that any Senior Creditor provides written notice of the Non-Payment Default to the Company (in which case, the Company shall promptly forward such notice to each Junior Creditor) until the earliest of (i) three hundred sixty (360) days after the date of the Company’s receipt of such Non-Payment Default notice, (ii) thirty (30) days after the acceleration of the maturity of any Senior Debt, (iii) the date upon which all Senior Debt shall be paid in full or (iv) the date, if any, on which such Non-Payment Default is cured or waived in writing pursuant to the Senior Debt Documents; or

(iii)  in the event that a Payment Blockage Period shall not be in effect under clauses (c)(i) or (ii) above, and an event of default under any of the Subordinated Debt Documents with respect to the payment or acceleration of any Permitted Junior Payment shall have occurred and be continuing (a “Permitted Junior Payment Default”), the time period from the date that any Junior Creditor provides notice to the Senior Creditors that it desires to pursue its rights and remedies under the Subordinated Debt Documents with respect to the Permitted Junior Payment Default, until the earliest of (i) two hundred seventy (270) days after the date of the Senior Creditors’ receipt of such Permitted Junior Payment Default notice, (ii) thirty (30) days after the acceleration of the maturity of any Senior Debt, (iii) the date upon which all Senior Debt shall be paid in full or (iv) the date, if any, on which such Permitted Junior Payment Default is cured or waived in writing pursuant to the Subordinated Debt Documents and any related cross-default is cured or waived in writing pursuant to the Senior Debt Documents.

(d) Limitation on Payment Blockages. During any three hundred sixty-five (365) day period, no more than two (2) Non-Payment Default notices may be used to invoke Payment Blockage Periods. The Junior Creditors shall not be prohibited from receiving any Permitted Junior Payments for more than three hundred sixty (360) days in the aggregate during any such three hundred sixty-five (365) day period.

(e) Restrictions on Action. Subject to the terms and conditions set forth below in this subsection (e), the Junior Creditors shall not take any “Action,” as defined in subsection (f) below, until the earliest of:

(i)  the date on which the Senior Debt shall be paid in full;

(ii)  the date on which the Company commences a Proceeding; or

(iii)  the date on which an order for relief is entered against the Company in a Proceeding;

provided, however, that if such Action is based exclusively on an Event of Default which in any case was the cause of the commencement of a Payment Blockage Period, and such Payment Blockage Period ends without such underlying Event of Default having been cured or waived, then if any Junior Creditor provides twenty (20) days’ written notice to the Senior Creditors that it intends to pursue its rights and remedies under the Subordinated Debt Documents, it shall be permitted to proceed with an Action as allowed by the Subordinated Debt Documents.

Notwithstanding the foregoing, if any Junior Creditor is permitted hereunder to accelerate the maturity of all or any portion of the Permitted Junior Payments, and does so at a time at which no Proceeding is then pending, based upon an acceleration of Senior Debt and such acceleration is rescinded by the Senior Creditors (whether or not any existing Payment Default or Non-Payment Default has been cured or waived), then all Actions taken by such Junior Creditor shall likewise be rescinded if such Actions were based on account of such acceleration of Senior Debt by the Senior Creditors.

(f) Definition of Action. For purposes of this Agreement, “Action” shall mean (i) the exercise of any and all remedies permitted by the Subordinated Debt Documents or applicable law upon any defaults thereunder, including without limitation causing any acceleration of the maturity of all or any portion of the Permitted Junior Payments, (ii) the commencement of any other action or proceeding to recover any amounts due or to become due with respect to the Permitted Junior Payments, (iii) joining in, soliciting any Person to commence, or causing the commencement of, any Proceeding involving the Company (whether direct or indirect), (iv) any judicial levy, foreclosure, possession or similar judicial enforcement against all or a portion of the collateral for Subordinated Debt (the “Collateral”), (v) any non-judicial foreclosure assisted by the Company or any other Person, including transfers in lieu of foreclosure or voluntary surrender of possession of all or any portion of the Collateral, and/or (vi) any non-judicial enforcement effort against the Collateral, whether voluntary or involuntary, including without limitation, any repossession, setoff or turnover (including any asset sales received after any notice of default) of all or a portion of the Collateral.

3.  Enforcement. Until the Discharge of all Senior Debt, the Junior Creditors shall not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Company or any Credit Party or any provider of collateral security for the Senior Debt. The Junior Creditors further waive any and all rights with respect to marshalling.

4.  Payments Held in Trust. The Junior Creditors will hold in trust and immediately pay over to the Senior Creditors, for the account of the Senior Creditors, in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any payment, distribution, security or proceeds received by the Junior Creditors at any time with respect to the Subordinated Debt contrary to the terms of this Agreement. The Junior Creditors shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment in respect of the Subordinated Debt, unless and until the Company shall have received written notice from any Senior Creditor of a Payment Default or a Non-Payment Default. Prior to its receipt of any such written notice, each Junior Creditor shall be entitled in all respects to assume no such facts exist and to receive payments otherwise permitted hereunder without the obligation to hold them in trust for the Senior Creditor.

5.  Defense to Enforcement. If any Junior Creditor, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Company or any Credit Party, then the Company may interpose as a defense or plea the making of this Agreement, and any Senior Creditors may intervene and interpose such defense or plea in its name or in the name of the Company or such Credit Party. If any Junior Creditor, in contravention of the terms of this Agreement, shall attempt to collect any of the Subordinated Debt or enforce any of the Subordinated Debt Documents, then any Senior Creditors or the Company may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Senior Creditors or in the name of the Company. If any Junior Creditor, in contravention of the terms of this Agreement, obtains any cash or other assets of the Company or any Credit Party as a result of any administrative, legal or equitable actions, or otherwise, then such Junior Creditor shall forthwith pay, deliver and assign to the Senior Creditors, for the account of the Senior Creditors, with appropriate endorsements, any such cash for application to the Senior Debt and any such other assets as collateral for the Senior Debt.

6.  Bankruptcy, etc.

6.1.  Payments Relating to Subordinated Debt. At any meeting of creditors of the Company or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Company or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Company for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Senior Creditors are hereby irrevocably authorized at any such meeting or in any such proceeding to receive or collect for the benefit of the Senior Creditors any cash or other assets of the Company distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the Senior Creditors in their discretion elect to effect, until the Discharge of all Senior Debt, rendering to the Junior Creditors any surplus to which the Junior Creditors are then entitled.

6.2.  Securities by Plan of Reorganization or Readjustment. Notwithstanding the foregoing provisions of Section 6.1, the Junior Creditors shall be entitled to receive and retain any securities of the Company, EBW Acquisition or any other corporation or other entity provided for by a plan of reorganization or readjustment the payment of which securities is subordinate, at least to the extent provided in this Agreement with respect to Subordinated Debt, to the payment of all Senior Debt under any such plan of reorganization or readjustment (“Junior Securities”).

6.3.  Subordinated Debt Voting Rights. At any such meeting of creditors or in the event of any such case or proceeding, the Junior Creditors shall retain the right to vote and otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that the Junior Creditors shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (iii) any of the Junior Creditors’ obligations and agreements set forth in this Agreement.

6.4.  Liquidation, Dissolution, Bankruptcy Generally. In the event of any Proceeding involving any Credit Party:

(a) the Senior Creditors are hereby authorized to file an appropriate claim for and on behalf of any Junior Creditor on account of the Subordinated Debt, if such Junior Creditor does not file, and there is not otherwise filed on behalf of such Junior Creditor, a proper claim or proof of claim in the form required in any Proceeding prior to thirty (30) days before the expiration of the time to file such claim or claims, and in connection with such authorization, each Junior Creditor hereby irrevocably authorizes, empowers, and appoints each Senior Creditor as such Junior Creditor’s agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim and to receive and collect any and all dividends, payments, or other disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Senior Debt (other than distributions of Junior Securities);

(b)  Each Junior Creditor agrees not to (a) object to (i) any use of cash collateral by the Company or any other Credit Party under Section 363 of the Bankruptcy Code (or under a similar provision of any applicable insolvency laws of any foreign jurisdiction) consented to by any Senior Creditor or any borrowing by the Company or any other Credit Party from any Senior Creditor, (ii) any grant of a lien or security interest by any Person in favor of any Senior Creditor, under Section 364 of the Bankruptcy Code (or under a similar provision of any applicable insolvency laws of any foreign jurisdiction), (iii) any adequate protection sought by a Senior Creditor in such Proceeding, or (iv) any debtor-in-possession financing that YA Global may seek to provide in such Proceeding; (b) assert (or support any Person in asserting) any right it may have to "adequate protection" in such Proceeding; or (c) seek, directly or through an affiliate, to provide debtor-in-possession financing in such Proceeding without the prior written consent of YA Global.

(c)  No Junior Creditor will seek to have the automatic stay lifted or modified with respect to any security interest held by it unless each Senior Creditor is also seeking or has sought to have the automatic stay lifted or modified, and each Junior Creditor waives any objection to any Senior Creditor’s election to lift or modify the automatic stay except to the extent an unsecured creditor may object to such motion;

(d)  Each Junior Creditor shall execute and deliver to the Senior Creditor all such agreements, instruments and other documents confirming the above authorizations, and shall take all such other action as may be reasonably requested by any Senior Creditor to enforce such claims and carry out the intent of this Section 6.4;

(e)  The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditors and the Junior Creditors even if all or part of the Senior Debt or the Liens securing same are subordinated, set aside, avoided, invalidated or disallowed in connection with any Proceeding;

(f)  To the extent that the Senior Creditors receive payments (whether in cash, property or securities) on the Senior Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Creditor; and

(g)  Notwithstanding any other provision of this Agreement, (i) each Junior Creditor shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such Junior Creditor, (ii) each Junior Creditor shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to creditors of the Credit Parties arising under either the Bankruptcy Code or applicable non-bankruptcy law, and (iii) subject to Section 6.4(a), each Junior Creditor shall be entitled to file any proof of claim and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement and necessary to preserve their rights with respect to the Subordinated Debt.

7.  Priority of Security Interest. All security interests in favor of the Senior Creditors (including the security interest created in favor of the collateral agent on behalf of the Senior Creditors pursuant to the Pledge Agreement) covering the Senior Debt shall be senior to any security interest in favor of the Junior Creditors covering the Subordinated Debt, irrespective of the time of the execution, delivery or issuance thereof or the filing or recording for perfection of any security interest therein or the filing of any financing statement or continuation statement relating thereto.

7.1.  Further Assurances. Each Junior Creditor hereby agrees, upon request of any Senior Creditor at any time and from time to time, to execute such other documents or instruments as may be requested by such Senior Creditor further to evidence of public record or otherwise the senior priority of the Senior Debt as contemplated hereby.

7.2.  Books and Records. Each Junior Creditor further agrees to maintain on its books and records such notations as the Senior Creditors may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the Senior Creditors hereunder. A copy of this Agreement may be filed as a financing statement in any Uniform Commercial Code recording office.

8.  Senior Creditors’ Freedom of Dealing. Each Junior Creditor agrees, with respect to the Senior Debt Documents and any and all collateral therefor or guaranties thereof, that the Company and any Senior Creditor may agree to increase the amount of the debt owed to such Senior Creditor under the Senior Debt Documents or otherwise modify the terms of any of the Senior Debt Documents, and any Senior Creditor may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Company and all other persons in connection with the Senior Debt Documents, in each case without the consent of the Junior Creditors and without affecting the agreements of the Junior Creditors contained in this Agreement.

9.  Modification or Sale of the Subordinated Debt Documents. No Junior Creditor will, at any time while this Agreement is in effect, modify any of the terms of any of the Subordinated Debt or any terms of the Subordinated Debt Documents relating to the Subordinated Debt in a manner that would increase the amount of the Subordinated Debt or accelerate the anticipated payment schedule related to the Subordinated Debt; nor will any Junior Creditor sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Debt to any Person other than a Person who agrees in a writing, satisfactory in form and substance to the Senior Creditors, to become a party hereto and to succeed to the rights and to be bound by all of the obligations of the Junior Creditors hereunder. In the case of any such disposition by a Junior Creditor, such Junior Creditor will notify the Senior Creditors at least 10 days prior to the date of any of such intended disposition. Neither any Junior Creditor nor the Company may waive, amend, or modify any conditions to any Junior Creditor’s right to receive any Permitted Junior Payments under the Junior Convertible Debentures in any manner adverse to the rights and benefits of the Senior Creditors hereunder.

10.  No Alteration to Subordination Agreement. This Agreement is solely intended to govern the relative rights of the Senior Creditors, on the one hand, and the Junior Creditors, on the other hand, with respect to Senior Debt and Subordinated Debt. Nothing contained in this Agreement shall impair or otherwise modify, as among the Company, YA Global and EBW, the obligations and rights of such parties under the Subordination Agreement among the Company, YA Global and EBW, dated as of October 31, 2007, which remains in full force and effect.

11.  Company’s Obligations Absolute. Nothing contained in this Agreement shall impair, as between the Company and the Junior Creditors, the obligation and right of the Company to pay to the Junior Creditors all amounts payable in respect of the Subordinated Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Junior Creditors (except as expressly otherwise provided in Section 2, Section 3 or Section 6) from exercising all rights, powers and remedies otherwise permitted by the Subordinated Debt Documents and by applicable law upon a default in the payment of the Subordinated Debt or under any Subordinated Debt Document as permitted herein. To the extent that any payment received by Junior Creditors with respect to the Subordinated Debt must be paid to the Senior Creditors hereunder, as between the Company and such Junior Creditors such payment shall be deemed a payment of Senior Debt and not Subordinated Debt.

12.  Termination of Subordination. This Agreement shall continue in full force and effect, and the obligations and agreements of the Junior Creditors and the Company hereunder shall continue to be fully operative, until the Discharge of all Senior Debt. To the extent that the Company or any guarantor of or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from a Senior Creditor an Event of Default shall be deemed to have existed and to be continuing under the Senior Debt Documents from the date of such Senior Creditor’s initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to such Senior Creditor. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Debt. To the extent that any Junior Creditor has received any payments with respect to the Subordinated Debt subsequent to the date of the Senior Creditor’s initial receipt of such Voided Payment and such payments have not been invalidated, declared to be fraudulent or preferential or set aside, or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, such Junior Creditor shall be obligated and hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of such Senior Creditor, and such Junior Creditor hereby agrees to pay to such Senior Creditor, upon demand, the full amount so received by such Junior Creditor during such period of time to the extent necessary to restore fully to such Senior Creditor the amount of such Voided Payment. Upon the Discharge of all Senior Debt, which payment shall be final and not avoidable, this Agreement will automatically terminate without any additional action by any party hereto.

13.  Notices. All notices and other communications which are required and may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing, telecopied, delivered in person, deposited with Federal Express or other overnight delivery service for overnight delivery, or mailed by registered or certified mail, postage prepaid, as follows:

If to the Senior Creditors:	YA Global Investments, L.P. 101 Hudson Street Suite 3700 Jersey City, New Jersey 07303 Attention: Mark Angelo Facsimile: (201) 985-8266

With a copy to (such copy not to constitute notice hereunder):	Troy Rillo, Esq. 101 Hudson Street Suite 3700 Jersey City, New Jersey 07303 Facsimile: (201) 985-1964

and to:
Eric Bauman
2590 Brighton-Henrietta Townline Road
Rochester, New York 14623-2712
Facsimile: (585) 292-0722

and

Neil Bauman
2590 Brighton-Henrietta Townline Road
Rochester, New York 14623-2712
Facsimile: (585) 292-0722

With a copy to (such copy not to constitute notice hereunder):	Harris Beach PLLC 99 Garnsey Road Pittsford, New York 14534 Attention: Patrick J. Dalton, Esq. Facsimile: (585) 419-8818

If to the Company:	Handheld Entertainment, Inc. 539 Bryant Street, Suite 403 San Francisco, CA 94107 Attention: President Facsimile: 415-495-7708

With a copy to (such copy not to constitute notice hereunder):	Haynes and Boone, LLP 153 East 53rd Street, Suite 4900 New York, NY 10022 Attention: Harvey J. Kesner, Esq. Facsimile: 212-884-8233

If to Carl Page, in his capacity as a Junior Creditor:	Carl Page c/o Handheld Entertainment, Inc. 539 Bryant Street, Suite 403 San Francisco, CA 94107 Facsimile: 415-495-7708

If to Eric Bauman, in his capacity as a Junior Creditor:	Eric Bauman 2590 Brighton-Henrietta Townline Road Rochester, New York 14623-2712 Facsimile: (585) 292-0722

With a copy to (such copy not to constitute notice hereunder):	Harris Beach PLLC 99 Garnsey Road Pittsford, New York 14534 Attention: Patrick J. Dalton, Esq. Facsimile: (585) 419-8818

If to any other Junior Creditor:	c/o Chicago Investment Group, LLC 190 South LaSalle Street, 8th Floor, Ste. 850 Chicago, Illinois 60603 Attention: Richard Lynch Facsimile: (312) 857-2050

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto. Notices shall be deemed given and effective upon the earlier to occur of (i) the third day following deposit thereof in the U.S. mail, (ii) the first day following deposit with Federal Express or other overnight delivery service for overnight delivery, or (iii) receipt by the party to whom such notice is directed.

14.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISION THEREOF WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND THAT CERTAIN BANKRUPTCY ACTIONS OR PROCEEDINGS MAY REQUIRE ANOTHER JURISDICTION OR VENUE. SUBJECT TO THE FOREGOING, EACH OF THE PARTIES HERETO HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND HEREBY WAIVES ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PERSON AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, REGISTERED OR CERTIFIED, WITH PROPER POSTAGE PREPAID.

15.  Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

16.  Miscellaneous.

(a) This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought.

(b) This Agreement may not be amended except in a writing signed by the parties hereto. Any Senior Creditor may, in its sole and absolute discretion, without any consent or approval of the Junior Creditors, waive any provisions of this Agreement benefiting such Senior Creditor; provided, however, that such waiver shall be effective only if in writing and signed by such Senior Creditor and, if such action affects the Company or any other Senior Creditor, if also signed by each affected party, and shall be limited to the specific provision or provisions expressly so waived.

(c) This Agreement shall be binding upon the permitted successors and assigns of the parties hereto and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. Notwithstanding the immediately preceding sentence, upon written notice (i) any Junior Creditor may assign this Agreement to the extent provided in Section 9 and (ii) any Senior Creditor may assign this Agreement to any Person who or which agrees in a writing to become a party hereto and to succeed to the rights and be bound by all of the obligations of such Senior Creditor hereunder.

[Signature pages follow immediately]

IN WITNESS WHEREOF, the parties hereto have executed this Secondary Subordination Agreement as of the date first above written.

YA GLOBAL:	YA GLOBAL INVESTMENTS, L.P.
By: Yorkville Advisors, LLC, its Investment Manager

	By:	/s/ Mark Aneglo
Name: Mark Angelo
Title: President and Foudner

EBW:	EBAUM’S WORLD, INC.

	By:	/s/ Eric Bauman
Name: Eric Bauman
Title: President

COMPANY:	HANDHELD ENTERTAINMENT, INC.

	By:	/s/ William J. Bush
Name: William J. Bush
Title: Chief Financial Officer

[Junior Creditor counterpart signature pages follow]

JUNIOR CREDITOR COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Junior Creditor has executed this counterpart signature page to the Secondary Subordination Agreement as of the date first above written.

JUNIOR CREDITOR:
(If an entity)

By:
Name:
Title:

(If an individual)
Name:

Address:

Attention:
Facsimile: